UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2004

CCSB Financial Corp.

(Exact name of registrant as specified in its charter)

Delaware	000-50143	32-0034299
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1178 West Kansas, Liberty, Missouri	64068
(Address of Principal Executive Office)	(Zip Code)

(816) 781-4500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

CCSB FINANCIAL CORP.

FORM 8-K

INCLUDED INFORMATION

Item 4. Changes in Registrant’s Certifying Accountant

On August 9, 2004, the Audit Committee of the Company met and dismissed Michael Trokey & Company, P.C. (“Trokey”) as its independent accountant and subsequently engaged BKD, LLP (“BKD”) as its independent accountant for the fiscal year ending September 30, 2004.

The reports of Trokey on the financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with its audits for the two most recent fiscal years and through August 9, 2004, there were no disagreements with Trokey on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Trokey would have caused Trokey to make reference thereto in its report on the Company’s financial statements. During the two most recent fiscal years and through August 9, 2004, there were no reportable events (as set forth in Regulation S-B Item 304(a)(1)(iv)(B)) with Trokey. Trokey has furnished the Company with a letter addressed to the SEC stating that it agrees with the above statements. A copy of this letter is included as an exhibit to this report.

During the two most recent fiscal years and through August 9, 2004, the Company did not have any prior relationship with BKD. The Company did not consult with BKD regarding the application of accounting principles to a specific completed or proposed transaction, the type of audit opinion that might be rendered on the Company’s financial statements, or the subject matter of a disagreement or reportable event with the former independent accountant (as set forth in Regulation S-B Item 304 (a)(1)(iv)(B)).

Item 7. Financial Statements, Pro Forma Financial Information, and Exhibits

The following Exhibits are filed as part of this report:

Exhibit Number	Description
Exhibit 16	Letter in regard to the Change in Certifying Accountant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CCSB FINANCIAL CORP.

DATE: August 16, 2004	By:	/s/ John R. Davis
John R. Davis
Chairman, President and Chief Executive Officer